UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Allianz Funds

Allianz Funds Multi-Strategy Trust

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)

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THIS FILING CONSISTS OF A TRANSCRIPT OF A RECORDED MESSAGE TRASMITTED TO SHAREHOLDERS OF THE SERIES OF ALLIANZ FUNDS AND ALLIANZ FUNDS MULTI-STRATEGY TRUST REGARDING THE COMBINED SPECIAL MEETING OF SHAREHOLDERS, TO BE HELD VIRTUALLY ON OCTOBER 28, 2020, AND RELATED PROXY STATEMENT.

Call Script to Shareholders

Hi, this is Thomas Fuccillo,

I am the President and CEO of the AllianzGI Funds. I’m calling you about the special meeting of Shareholders that is being held on October 28, 2020 to vote on a series of proposals in connection with a new management structure in line with the strategic partnership announced between Allianz Global Investors and Virtus Investment Partners. Your Board recommends that you vote in favor of all of the proposals.

You should have recently received proxy information related to the meeting. That package includes instructions on how you can easily vote your shares by mail, over the phone or online. We ask that you vote as soon as possible. When you vote promptly, it will help us avoid sending you the materials again or calling to request your vote.

You vote is very important no matter how many shares of a Fund you own. We need your participation. Please vote promptly by pressing 1 at any time to be connected with a proxy specialist. If this message was recorded on your voice mail, please call 833-934-2736 to vote your shares.

Thank you for your investment in the AllianzGI Funds and most importantly, thank you for your vote.